Exhibit 3.1

CSCL/CD-510 (Rev. 09/21)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU
Date Received		(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Address
City	State	ZIP Code
EFFECTIVE DATE: January 2, 2025

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles:

1.	The present name of the corporation is:
Manitex International, Inc.

2.	The identification number assigned by the Bureau is:	800625777

3.	The former name(s) of the corporation are:
Veri-Tek International, Corp.
Quantum-Veritek, Inc.

4.	The date of filing the original Articles of Incorporation was: October 17, 2003

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

Manitex International, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act.

ARTICLE III
The total authorized shares:

1. Common Shares 1,000 Preferred Shares

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.	The name of the resident agent: C T Corporation System

2.	The street address of the registered office is:

40600 Ann Arbor Road East, Suite 201, Plymouth , Michigan 48170
(Street Address) (City) (Zip Code)

3.	The mailing address of the registered office, if different than above:

, Michigan
(Street Address or P.O. Box) (City) (Zip Code)

ARTICLE V (Optional. Delete if not applicable)

Any action required or permitted under the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares that have at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder that signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation that has custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders that would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and that have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3).

ARTICLE VI (Additional provision, if any, may be inserted here; attach additional pages if needed).

No director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, except liability for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the corporation or its shareholders; (3) a violation of section 551 of the Michigan Business Corporation Act (MBCA); or (4) an intentional violation of criminal law. If the MBCA is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the MBCA as so amended. No amendment to, modification of or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS, OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a.	☐	These Restated Articles of Incorporation were duly adopted on the day of , , in accordance with the provisions of

Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this day of ,

(Signatures of Incorporators; Type or Print Name Under Each Signature)

b.	✓☐	These Restated Articles of Incorporation were duly adopted on the Second day of
January , 2025 , in accordance with the provisions of
Section 642 of the Act: (check one of the following)
	☐	by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.
	☐	by the shareholders at a meeting in accordance with section 611(3) of the Act.
	☐	were duly adopted by the written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
	☑	were duly adopted by the written consent of the shareholders entitled to vote in accordance with section 407(2) of the Act.
	☐	by the Board of Directors of a profit corporation pursuant to Section 611(2) of the Act.
Signed this 26th day of December , 2024
By /s/ Michael Coffey
(Signature of an authorized officer or agent)
Michael Coffey
(Type or Print Name)